Exhibit 99.3

Contact:	Judy Rader Corporate Communications 312-394-7417	FOR IMMEDIATE RELEASE

Stacie Frank Investor Relations 312-394-3094

Exelon-Constellation Merger Closes,

Creating Nation’s No. 1 Competitive Energy Provider

Constellation and BGE become part of Exelon family of companies

CHICAGO AND BALTIMORE (March 12, 2012) – Exelon Corporation (NYSE:EXC) and Constellation Energy (NYSE:CEG) today announced that they have completed their merger, effective today. The merger creates the leading U.S. competitive energy provider with one of the industry’s cleanest and lowest-cost power generation fleets, and one of the largest retail customer bases in the nation.

Upon the closing of the merger, Christopher M. Crane became president and CEO of the combined company, and Mayo A. Shattuck III became executive chairman. The new company retains the Exelon name and remains headquartered in Chicago, with significant operations in Maryland, Illinois and Pennsylvania. It will trade on the New York Stock Exchange under the symbol EXC.

“Today, the State of Maryland and City of Baltimore become an important new home for Exelon, joining Chicago and Philadelphia,” said Crane. “The combined strengths of Exelon and Constellation provide a solid platform for the future.”

The merged company is now one of the nation’s largest competitive energy products and services suppliers by load (about 164 terawatt-hours per year) and customers (approximately 100,000 business and public sector and approximately 1 million residential), serving more than two-thirds of America’s Fortune 100 companies. Exelon will have a coast-to-coast presence with operations and business activities in 47 states, the District of Columbia, and Canada. The company also has one of the nation’s largest and cleanest power generation fleets, with approximately 35,000 megawatts of owned power generation, including more than 19,000 megawatts of nuclear power.

The three utilities within Exelon – BGE, ComEd and PECO – remain headquartered in Baltimore, Chicago and Philadelphia, respectively. Together, they make Exelon one of the nation’s largest residential electricity and natural gas distribution companies, serving 6.6 million gas and electric customers across three states.

“Exelon is now uniquely positioned in the industry to advance customer choice and clean energy,” said Shattuck. “We also are unique in our presence across the energy value chain—from generation to power sales to transmission to delivery and development of an array of innovative energy products and services that help our customers succeed. This gives us unmatched perspective on today’s energy challenges, and the ability to address them.”

The two companies are combining operations immediately, and integration efforts are well underway.

“Today, we come together as one company. We have the best talent in the energy business, and we share a commitment to excellence,” said Crane. “We are a diverse team reflecting the strengths of both Exelon and Constellation, and together we will continue to deliver world-class performance.”

The transaction has been approved by shareholders of Exelon and Constellation. Required regulatory approvals or reviews have been completed by the Federal Energy Regulatory Commission, Maryland Public Service Commission, New York Public Service Commission, the Public Utility Commission of Texas, the Department of Justice, and the Nuclear Regulatory Commission.

Cautionary Statements Regarding Forward-Looking Information

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group, Inc.’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12, and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon and Constellation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this communication. Neither Exelon nor Constellation undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

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Exelon Corporation (NYSE:EXC) is the nation’s leading competitive energy provider, with approximately $33 billion in annual revenues. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is the largest competitive U.S. power generator, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to approximately 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Learn more at: www.exeloncorp.com.

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